UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: October 25, 2017
(Date of earliest event reported)

Halyard Health, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5405 Windward Parkway Suite 100 South Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (678) 425-9273

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 25, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of Halyard Health, Inc. (the “Company”) approved the Halyard Health, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”) and the Halyard Health, Inc. Amended and Restated Severance Pay Plan (the “Severance Pay Plan”). Both the Executive Severance Plan and the Severance Pay Plan are amended and restated versions of plans previously adopted by the Company and are filed as Exhibits 10.1 and 10.2, respectively, to this report. Summary descriptions of the plans are contained in the Company's Form 8-K filed with the SEC on November 1, 2016. The only change effected by the newly amended restated plans is to modify the manner in which the three-year average annual bonus is calculated if a participant does not have three years of actual annual bonuses at the time of separation.
The Company has previously entered into individual agreements under the Executive Severance Plan with the Company's Chief Executive Officer and each of its executive officers. The Company plans to enter into replacement individual agreements with such officers with three-year terms effective as of October 31, 2017.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Halyard Health, Inc. Amended and Restated Executive Severance Plan
10.2	Halyard Health, Inc. Amended and Restated Severance Pay Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALYARD HEALTH, INC.

Date:	October 31, 2017	By:	/s/ John W. Wesley
John W. Wesley Senior Vice President and General Counsel